SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-28887



                          Date of Report: July 1, 2006





                             GREENSHIFT CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                            22-3328734
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(State of other jurisdiction of                                  (IRS Employer
incorporation or organization                                Identification No.)


One Penn Plaza, Suite 1612, New York, NY                                  10119
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(Address of principal executive offices)                              (Zip Code)


                                 (212) 994-5374
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               (Registrant's telephone number including area code)


535 West 34th Street, Suite 203, New York, NY                           10001
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                 (Former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  COMPLETION OF DISPOSITION OF ASSETS

On July 1, 2006, GreenShift transferred to its subsidiary, Veridium Corporation, 100% of the outstanding capital stock of GS EnviroServices, Inc. (f/k/a
GreenWorks Corporation) and 100% of the outstanding capital stock of GS CleanTech Ventures, Inc.

GS EnviroServices, Inc. owns an environmental engineering business called Enviro-Sciences (of Delaware) Corporation. GS CleanTech Ventures holds equity stakes in General Hydrogen Corporation, General Ultrasonics Corporation, Ovation Products Corporation, and Aerogel Composite, Inc.

In exchange for the shares in GS EnviroServices and GS CleanTech Ventures, Veridium assumed GreenShift's obligations under certain debentures in the principal amount of $1,900,000. Veridium has also agreed to amend the Series D Preferred Stock now held by GreenShift to increase the portion of Veridium's equity represented by the Series D shares from 70% to 80%.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

10-a Share Purchase Agreement dated May 25, 2006 between GreenShift Corporation and Veridium Corporation - filed as an exhibit to the Current Report on Form 8-K dated May 24, 2006 that was filed on June 1, 2006, and incorporated herein by reference.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



GREENSHIFT CORPORATION



               /S/      Kevin Kreisler
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                        KEVIN KREISLER
                        Chief Executive Officer

Date:                   July 7, 2006